UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Lyra Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39273	84-1700838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

480 Arsenal Way, Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip Code)

(617) 393-4600

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2025, Lyra Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited and institutional investors (the “Purchasers”). The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 273,012 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 150,360 shares of Common Stock, and (iii) private placement warrants (the “Private Warrants”) to purchase up to 846,744 shares of Common Stock. The Shares, Pre-Funded Warrants and Private Warrants were sold on a combined basis for consideration equating to $11.81 for one Share and a Private Warrant to purchase two underlying shares of Common Stock (or in lieu thereof, $11.809 for a Pre-Funded Warrant to purchase one underlying share of Common Stock and a Private Warrant to purchase two underlying shares of Common Stock). The exercise price of the Pre-Funded Warrants is $0.001 per underlying share. The exercise price of the Private Warrants is $11.56 per underlying share.

The Shares and the Pre-Funded Warrants were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-278163) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Registered Direct Offering”). The Private Warrants were sold in a concurrent private placement (the “Private Placement”), exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).

The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrant is exercised in full, subject to the Beneficial Ownership Limitation (as described below).

The Private Warrants are immediately exercisable and will expire on the 24-month anniversary of the date that the SEC declares the registration statement covering the resale of the shares of common stock issuable upon exercise of the Private Warrants effective. The Private Warrants contain standard adjustments to the exercise price including for stock splits, stock dividends, rights offerings and pro rata distributions. The Private Warrants also include certain rights upon “fundamental transactions” (as described in the Private Warrants), including that each holder of a Private Warrant may require, at its option, the Company or a successor entity to purchase the Private Warrant from such holder in connection with such fundamental transaction by paying such holder an amount in cash equal to the Black Scholes value (as described in the Private Warrants) of the unexercised portion of the Private Warrant on the date of the consummation of such fundamental transaction.

The Pre-Funded Warrants include cashless exercise rights at all times, and the Private Warrants include cashless exercise rights to the extent the shares of Common Stock underlying the Private Warrants are not registered under the Securities Act.

Under the terms of the Pre-Funded Warrants and Private Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% (in the case of the Pre-Funded Warrant) and 4.99% (in the case of the Private Warrant) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% (the “Beneficial Ownership Limitation”).

H.C. Wainwright & Co., LLC, pursuant an engagement agreement with the Company, dated June 15, 2025, the “Engagement Agreement”), acted as the exclusive placement agent (the “Placement Agent”) for the Registered Direct Offering and the Private Placement. Pursuant to the Engagement Agreement, the Company has agreed to (i) pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and (ii) reimburse the Placement Agent for certain expenses and legal fees. In addition, in connection with any future exercise of the Private Warrants, the Company has agreed to pay the Placement Agent a cash fee equal to 6.5% of the aggregate gross exercise price paid in cash with respect to the exercise of such Private Warrants.

The net proceeds to the Company from the Registered Direct Offering and the Private Placement are expected to be approximately $4.3 million, after deducting the Placement Agent’s fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds for working capital and other general corporate purposes, including potential clinical development, manufacturing and other pre-commercialization expenses for LYR-210.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Private Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Private Warrant, copies of which are attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement and the Private Warrants is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Private Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The sales of the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

Item 8.01.	Other Events.

On June 27, 2025, the Company issued a press release announcing the pricing of the Registered Direct Offering and Private Placement described above in Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the consummation of the offering, the terms of the offering, the satisfaction of customary closing conditions with respect to the offering and the anticipated amount of net proceeds from the offering. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation: the uncertainties related to market conditions or for other reasons; the risk that the offering will not be consummated; the amount of and use of net proceeds from the offering may differ from the Company’s current expectations; the Company’s failure to meet its primary endpoint in its ENLIGHTEN 1 Phase 3 clinical trial; the fact the Company terminated the employment of approximately 87 employees following the announcement in May 2024 that it failed to attain the primary endpoint of its ENLIGHTEN 1 Phase 3 clinical trial; the fact that the Company has incurred significant losses since inception and expects to incur additional losses for the foreseeable future; the Company’s need for additional funding, which may not be available; the fact that the Company likely needs to conduct at least one additional Phase 3 clinical trial; the Company’s ability to continue as a going concern; the Company’s limited operating history; the fact that the Company has no approved products; the fact that clinical trial data is subject to change until the completion of the applicable clinical study report; the fact that clinical trials required for the Company’s product candidates are expensive and time-consuming, and their outcome is uncertain; effects of recently enacted and future legislation; the possibility of system failures or security breaches; effects of significant competition; the Company’s reliance on third parties to conduct its preclinical studies and clinical trials; failure to obtain and maintain or adequately protect the Company’s intellectual property rights; failure to retain key personnel; the fact that the price of the Company’s common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company and any securities class action litigation; and other important risks detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Common Stock Purchase Warrant

4.2	Form of Private Warrant

5.1	Opinion of Latham & Watkins LLP

10.1	Form of Securities Purchase Agreement, dated as of June 26, 2025, by and between Lyra Therapeutics, Inc. and the Purchasers

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

99.1	Press Release of Lyra Therapeutics, Inc., dated June 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRA THERAPEUTICS, INC.

Date: June 27, 2025	By:	/s/ Jason Cavalier
	Name:	Jason Cavalier
	Title:	Chief Financial Officer